                                                                    Exhibit 11.1


                    FIELDWORKS, INCORPORATED AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                    For the Three Months Ended     For the Nine Months Ended
                                                    --------------------------    --------------------------
                                                     October 4,    October 5,      October 4,     October 5,
                                                       1998           1997            1998          1997
                                                    -----------    -----------    -----------    -----------
BASIC AND DILUTED
     Net loss ...................................   $(1,462,203)   $   (52,944)   $(6,412,397)   $(1,056,154)
                                                    ===========    ===========    ===========    ===========

     Weighted average common shares outstanding .     8,809,497      8,684,614      8,791,513      7,926,646
     Effect of conversion of preferred shares (1)          --             --             --          156,382
     Effect of cheap shares  issued (2) .........          --             --             --           53,338
                                                    -----------    -----------    -----------    -----------
                                                      8,809,497      8,684,614      8,791,513      8,136,366
                                                    ===========    ===========    ===========    ===========

NET LOSS PER COMMON SHARE .......................   $      (.17)   $      (.01)   $      (.73)   $      (.13)
                                                    ===========    ===========    ===========    ===========


(1) Gives effect to preferred shares which converted to common shares concurrent with the company's initial public offering.

(2) Warrants issued and options granted from March 1, 1996 to February 28, 1997 are included in the calculation for certain periods presented, using the treasury stock method, in accordance with Staff Accounting bulletin Topic 4(D).